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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                          -----------------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           SIRROM CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)


              Tennessee                                    62-1583116
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(State of incorporation or organization)                (I.R.S. employer
                                                       identification no.)
       500 Church Street, Suite 200
           Nashville, Tennessee                                37219
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 (Address of principal executive offices)                    (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each Class to be so              Name of each exchange on which
            registered                        each class is to be registered
--------------------------------------    --------------------------------------
    Common Stock, no par value                    New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

         The capital stock of Sirrom Capital Corporation (the "Company" or the "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange") is the Registrant's Common Stock, no par value. Holders of Common Stock are entitled to one vote per share at all meetings of shareholders and are not entitled to cumulative voting in the election of directors. The holders of Common Stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. The holders of Common Stock are entitled to share ratably in any assets remaining after satisfaction of all prior claims upon liquidation of the Company. The Company's Charter gives holders of Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares.

Item 2.  Exhibits.

         1. All exhibits required by the Instructions to Item 2 will be supplied to the New York Exchange.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       SIRROM CAPITAL CORPORATION
                                              (Registrant)


Date: December 30, 1997                By: /s/ George M. Miller, II
                                           -------------------------------------
                                           George M. Miller, II
                                           President and Chief Executive Officer





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